Exhibit 99.77c

Item 77C

Scudder Global Fund, a series of GLOBAL/INTERNATIONAL FUND

The Proxy Statement on Schedule 14A for Scudder Global Fund, a series of Global/International Fund, Inc. (File No. 811-03632), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.